Exhibit 99.1

NHI to Acquire Eight Communities for $476 Million and Commits $15 Million Working Capital Line

Company Release—12/1/2014

Highlights:

•	Attractive yield and rent escalators

•	Exposure to attractive markets

•	Investment volume increases to $724 million in 2014

•	NHI’s portfolio diversification improves with 58% of pro forma cash revenue derived from senior-housing properties effectively reducing overall exposure to government reimbursement

MURFREESBORO, Tenn.—(BUSINESS WIRE)— National Health Investors, Inc. (NYSE:NHI) announced today it has signed a definitive asset purchase agreement to acquire eight communities (the “Senior Living Communities Portfolio”) for a purchase price of $476 million. The acquisition is expected to close by December 31, 2014.

Following the closing of the acquisition, the eight communities will be leased to Senior Living Communities, LLC (“Senior Living Communities”) pursuant to a 15-year master lease and will continue to be managed by an affiliate of Senior Living Communities. The lease equates to an initial gross cash yield of 6.51% of the purchase price and has annual escalators of 4% in years two through four and annual escalators thereafter of 3%.

In connection with the acquisition, NHI expects to provide a $15 million working capital line of credit to Senior Living Communities. Borrowings under the facility will be used to finance construction projects within the Senior Living Communities Portfolio, including building additional units at several of the communities in the Senior Living Communities Portfolio.

Justin Hutchens, NHI’s CEO and President stated, “NHI’s agreement to acquire a portfolio that includes high-end communities strengthens our portfolio by further diversifying our sources of rental income by operator, geography, property type and payor source while significantly reducing our exposure to government reimbursement. This acquisition is consistent with our conservatively funded growth strategy including partnering with experienced senior housing operators and portfolio diversification.”

Portfolio Highlights

•	The 8 communities total 1,671 units, have an average age of 12 years and have an average occupancy rate of 85.4% for the three months ended October 31, 2014

•	Locations: South Carolina (four communities), North Carolina (two communities), Florida (one community) and Georgia (one community)

Portfolio Details

	Property Name	Units	Market	State

1	Brightwater	229	Myrtle Beach	SC

2	Lakes at Litchfield	208	Pawley’s Island	SC

3	Cascades Verdae	315	Greenville	SC

4	Summit Hills	225	Spartanburg	SC

5	Homestead Hills	248	Winston-Salem	NC

6	Ridgecrest	84	Mt. Airy	NC

7	Marsh’s Edge	192	Saint Simons Island	GA

8	Osprey Village	170	Amelia Island	FL

About National Health Investors

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgages and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, continuing care retirement communities, skilled nursing facilities and specialty hospitals. For more information, visit www.nhireit.com.

Safe Harbor Statement

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions readers that forward-looking statements involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release. Readers are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.

National Health Investors, Inc.

Roger R. Hopkins, 615-890-9100

Chief Accounting Officer

Source: National Health Investors, Inc.

2